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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated September 25, 1996, on our audits of the financial statements of 4MC-Burbank, Inc. and our report dated October 1, 1996, on our audit of the financial statement of Four Media Company. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Los Angeles, California
October 8, 1996